EXHIBIT 10.1

United States Oil & Gas Corporation

Notice of Conversion

1.      Background.  Jeff Turnbull (“Holder”) and United States Oil & Gas Corporation (the “Company”) are parties to that certain Promissory Note dated as of May 15, 2009 and amended as of March 8, 2010, in the aggregate principal amount of $4,000,000 (the “Note”).  Pursuant hereto, the parties desire to convert a portion of the outstanding principal amount of the Note into shares of Common Stock of the Company.

2.      Conversion of Note.  Pursuant to the terms hereof, on the Effective Date (as defined below), the Company shall convert (the “Conversion”) $50,000 in principal amount of the Note into 100 million shares of the common stock of the Company (the “Shares”), such conversion to be effective upon the delivery of the Shares to Holder (the “Effective Date”).  The aggregate outstanding principal amount of the Note following the Effective Date shall be $3,950,000.00.  The Holder may elect to convert up to a total of $250,000 in principal amount of the Note, from time to time, into up to an aggregate of 500 million shares; provided, however, at no time shall the Note be convertible into shares to the extent that the number of shares then held by Holder plus the number of shares so converted shall exceed 9.9% of the issued and outstanding shares of the Company’s common stock.

3.      Representations and Warranties.  In connection with the Conversion and the issuance of the Shares to Holder in connection therewith, Holder hereby represents and warrants to the Company as follows:

(a)           Holder has full power and authority to enter into this Agreement, and this Agreement constitutes the Holder’s valid and legally binding obligation, enforceable in accordance with its terms.

(b)           This Agreement is made with Holder in reliance upon Holder’s representation to the Company, which by Holder’s execution of this Agreement Holder hereby confirms, that the Shares will be acquired for investment for Holder’s own account, not as a nominee or agent.

(c)           Holder has received all the information he considers necessary or appropriate for deciding whether to purchase the Shares.  Holder further represents that he has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties and financial condition of the Company.

(d)           Holder is an investor in securities of companies in the development stage and acknowledges that he is able to fend for himself, can bear the economic risk of his investment, and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the Shares.

(e)           Holder is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D.

(f)           Holder acquired the Note from the Company and a period of at least one year has elapsed (calculated in accordance with Rule 144(d) of the Securities Act of 1933) since the date Holder was deemed to have acquired the Note from the Company.

(g)           Holder is not an “affiliate” of the Company (as that term is defined in Rule 144(a)(1) of the Securities Act of 1933), has not been an affiliate of the Company during the preceding three months, and will not be an affiliate of the Company at the time of the Conversion or at any time during the sale of the Shares.

(h)           Holder is relying on the advice of his own legal and tax advisors with respect to the transactions contemplated by this Agreement, and not on any advice from the Company or the Company’s other shareholders, investors, employees, officers, directors, counsel, advisors, agents or other similar parties.

(i)           Holder hereby acknowledges that (i) the Shares are being issued pursuant to an exemption from registration under the Securities Act of 1933, and (ii) the Company is relying on Holder’s representations in Sections 3(f) and 3(g) hereof (among other things) in connection with its issuance of these Shares free of restrictive legends.

4.      Miscellaneous.

(a)           Where the context so indicates in this Agreement or any attachment hereto, the masculine and third person shall include the feminine and neuter, and singular shall include the plural and person shall include a corporation or other entity.

(b)           Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, in United States mail, registered or certified, return receipt requested, addressed to the address set forth on the signature page to this Agreement; (b) delivered personally at such address; (c) by courier or overnight delivery service at such address; or (d) by telefax at the number given herein. An electronic communication (“Electronic Notice”) shall be deemed written notice if sent with return receipt requested to the electronic mail address specified by the receiving party in a signed writing in a nonelectronic form.  Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party.  Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

(c)           This Agreement contains the entire agreement of the parties with respect  to the purchase of the Shares and there are no other agreements with respect thereto.  No agent, representative, or officer of Holder or the Company has authority to make or has made any statement, agreement or representations, either oral or written, in connection herewith, modifying, assigning or changing the terms and conditions set forth within.

(d)           This Agreement is not transferable or assignable by Holder other than pursuant to the terms hereof and any purported transfer or assignment by Holder shall be null and void.

(e)           This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas, without regard to conflicts of laws principles.

(f)           Except as otherwise provided herein, this Agreement shall be binding upon and inure to Holder’s benefit and the benefit of his heirs, executors, administrators, successors and legal representatives.

(g)           This Agreement is the joint product of Holder and the Company, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of Holder and the Company and shall not be construed for or against any party hereto.

[Signature Page Follows]

Holder, by executing this Agreement, (a) agrees, upon acceptance hereof by the Company, to convert a portion of the aggregate principal amount of the Note into Shares as set forth herein, (b) makes the representations, warranties and covenants set forth in this Agreement and (c) states that the statements and matters set forth in this Agreement are true and correct.

Dated:	July 9, 2010	HOLDER:

/s/ Jeff Turnbull
Jeff Turnbull

ACCEPTED AND AGREED TO:

Dated:	June 18, 2010

UNITED STATES OIL & GAS CORPORATION

By: /s/ Alex Tawse
Name: Alex Tawse
Title: President